J.P. Morgan 38th Annual Healthcare Conference January 13-16, 2020 NASDAQ: SESN

FORWARD-LOOKING STATEMENTS We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of various important factors, including: our projected financial position and estimated cash burn rate, expectations regarding the completion of our BLA filing, the possibility that the available preliminary data of the Phase 3 VISTA Trial are not indicative of final data from all patients in the Phase 3 VISTA Trial and/or that the final data may not be positive with regard to the safety or efficacy of Vicinium®, our ability to successfully develop our product candidates and complete our planned clinical programs, the potential advantages or favorability of our product candidates, our ability to obtain marketing approvals for our product candidates, expectations regarding our ongoing clinical trials and future post-marketing confirmatory trials, availability and timing of data from clinical trials, the adequacy of any clinical models, expectations regarding regulatory approvals, our ability to obtain, maintain and protect our intellectual property for our technology and products, other matters that could affect the financial performance of the Company, other matters that could affect the availability or commercial potential of the Company’s product candidates, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other reports on file with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this presentation are made as of the date hereof, and Sesen Bio assumes no obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise except as required by applicable law. 2

BLOOD IN URINE OUR PATH FORWARD See PCP; therapeutic trial of antibiotics prescribed STARTS WITH THE Still see blood in urine See PATIENT JOURNEY blood in urine; try different antibiotic Confusion and concern on problem Begin tests Referred to Urologist Shock and st CT Scan emotional Preparing for 1 TURBT struggle cancer treatment Cytology Bladder BCG BCG again Cystoscopy MRI Fear, anxiety Testing Fear cancer Testing is progressing Hope treatment DIAGNOSIS is working BCG TUMOR HAS RECURRED BCG again BCG has failed More testing What’s next? Urologist recommends BCG SHORTAGE HAS MADE A Urologist visit bladder removal DIFFICULT JOURNEY EVEN MORE CHALLENGING BLADDER LIFE WITH ? ? REMOVAL CANCER 3 Refer to slides 17-18 in the appendix for supporting patient experience data.

SESEN BIO A late-stage oncology company seeking approval for Vicinium to treat BCG-unresponsive NMIBC OUR MISSION We are passionate in our commitment to save and improve the lives of patients OUR TEAM Talented, dedicated and experienced management Thomas Cannell, DVM Jeannick Cizeau, Ph.D. Erin Clark Monica Forbes President & Chief Executive Officer Head of Research Vice President, Corporate Strategy Chief Financial Officer and Investor Relations Jeanette Kohlbrenner Glen MacDonald, Ph.D. Omar Rifi Louise Stejbach Mark Sullivan Human Resources Advisor Chief Technology Officer Vice President, Business Development Commercial Advisor General Counsel and 4 and Alliance Management Corporate Secretary

Financial Overview Cash position • Ending cash and cash equivalents of $57.9M as of Sept 30, 2019 • Sufficient cash to fund key strategic priorities into 4Q 2020 Capital structure • 104.7 M shares of common stock outstanding as of Oct 31, 2019 • No preferred stock • 134 M fully diluted1 • No Debt 5 1Fully diluted shares include outstanding warrants and stock options as of October 31, 2019.

J.P. Morgan 38th Annual Healthcare Conference AGENDA 1. Significant Unmet Medical Need 2. Highly Differentiated Product Candidate with a Dual Mechanism of Action 3. Compelling Clinical Data Set 4. Clear Regulatory Path Forward 5. Large Global Commercial Opportunity 6. Reliable and Inexpensive Manufacturing Process 6

~440,000

new cases each year globally[1]

BCG SHORTAGE

is complicating patient care

AFTER BCG

a patient's only option is to undergo radical cystectomy or face cancer progression

Significant Unmet Medical Need in NMIBC

Bladder cancer is the 6th most prevalent cancer in the US, of which 75%-85% is NMIBC[2,3]

Bladder cancer is the single most expensive ($4 billion/year) cancer to treat in the US[4]

One of the worst patient experiences among common cancers

Survival rates for bladder cancer have decreased in recent years in the UK, during which time there was also a BCG shortage[5]

[1]Bray F et al. CA Cancer J Clin, 2018. [2]Anastasiadis et al. Therapeutic Advances in Urology, 2012. [3]Siegel et al. CA Cancer J Clin, 2019. [4]Mossanen M et al. Curr Opin Urol, 2014. [5]Office of National Statistics, Aug 2019 Report.

7

Highly Differentiated Product Candidate with a Dual Mechanism of Action Mechanism 1: Kills cell directly Exotoxin A Payload Non-cleavable peptide Linker Vicinium Antibody Fragment Vicinium selectively T cells recognize neoantigen targets EpCAM on and kill cancer cells cancer cells Mechanism 2: Activates immune system Vicinium causes immunogenic cell death by triggering Neoantigen damage-associated molecular release patterns (DAMPs) T cell proliferation DAMPs “Eat signal” APC Activation Neoantigen presentation “Find signal” and T cell activation Memory T cell Scientific Hypothesis Direct tumor cell killing by Vicinium induces immunogenic cell death, which may facilitate a T cell- mediated anti-tumor response, thereby providing strong and durable efficacy 8

Compelling Phase III Clinical Data Set Efficacy at 3 months • CIS: 40% complete response rate • Papillary: 71% recurrence-free rate Durable Efficacy • CIS: 42% of CIS patients who had a complete response at 3 months remain disease-free for a total of 12 months after starting treatment • Papillary: Median time to recurrence of 402 days Encouraging time to cystectomy data • Patients remain cystectomy-free for an average of 930 days • Statistically significant difference between responders and non-responders Promising survival data • Overall survival of 96% at 24 months Differentiated safety and tolerability profile • 95% of all AEs were Grade 1 or 2 • Only 4% of patients experienced a treatment-related Grade 3-5 AE Phase III data are as of the May 29, 2019 data cut. 9 For Phase II complete and partial response data, refer to slide 38 in the appendix.

Key 2019 FDA Milestones Significantly advanced Vicinium towards regulatory review May 20th Type C Meeting: FDA Accepts Analytical Comparability Plan to Support the BLA and Commercialization of Vicinium • No additional clinical trials deemed necessary at this time, subject to final review of comparability data in the BLA Jun. 6th Type B pre-BLA Meeting: FDA Recommends Accelerated Approval Pathway and Rolling Review • Nonclinical data, clinical pharmacology data, and the safety database are sufficient to support a BLA submission Nov. 4th Type C Meeting: Gained alignment with FDA to enroll BCG-refractory patients who have received less-than-adequate BCG* in the post-marketing confirmatory trial • Broader population than originally discussed and if the trial is successful, this additional population is expected to be reflected in the label • The trial is expected to be powered to demonstrate the superior efficacy of Vicinium vs currently utilized therapies Dec. 4th Type B CMC pre-BLA Meeting: Gained alignment with the FDA on the final content of the BLA • Continue to work with FDA to accelerate the timing of the pre-license inspection Dec. 6th Initiated BLA submission for Vicinium under Rolling Review 10 * Adequate BCG is defined by the FDA as at least 5 doses in an initial induction course, plus at least 2 doses in a second course

Clear Regulatory Path Forward for Vicinium in NMIBC Anticipated Events FDA • Completion of BLA submission in the second half of 2020 • Complete process performance qualification campaign with three successful commercial-scale manufacturing runs at Fujifilm and Baxter o Demonstrate analytical comparability o Collect sufficient stability data • Priority Review, upon acceptance of the BLA file by the FDA, is expected to reduce review timeline • Oncologic Drugs Advisory Committee meeting • Win strong majority vote by demonstrating the favorable benefit-risk profile and clinically meaningful efficacy of Vicinium OUS • Feedback from EMA on regulatory pathway for marketing authorization application • Feedback from Japan PMDA on regulatory pathway for new drug application 11 Refer to slides 28-32 in the appendix for supporting regulatory information.

Large Global Commercial Opportunity

Substantial US opportunity and OUS potential of 2-3 times the US

Anticipated virtuous cycle of advocacy across physicians, patients/caregivers, and payers to drive rapid uptake and strong growth after approval and launch

Highly concentrated market of ~1,500 Urologists treating ~75% of BCG patients allows for efficient targeting

Compelling Physician Intent to Prescribe Data

After reviewing the data, high-prescribing Urologists state they would prescribe Vicinium to


~84%
Would Prescribe
Would Not Prescribe

of their patients*

*Source: Sesen Bio Qualitative market research, Urologist IDIs June 2019, n = 30.

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Vicinium has the potential to provide continuity of care for patients with NMIBC Treatment Treatment Intravenous Treatment Protocol with BCG with Vicinium Therapies >90% of high-prescribing Urologists state that Vicinium would be very easy to Treatment at Urology office X integrate into their practice* Directed by Urologist X 9% Administration by Urology nurse X Bladder infusion via urinary catheter X 91% 2-hour infusion, hold, and rotation X Easy to integrate Not Easy to integrate 13 *Source: Sesen Bio Qualitative market research, Urologist IDIs June 2019, n = 30.

We have experienced partners for the global manufacturing and supply of Vicinium Licensed for commercial production of 8 approved products 25+ years developing and manufacturing biologics 310+ protein-based therapeutics in development and/or manufacturing Proven track record with FDA and worldwide regulatory agencies Baxter’s BioPharma Solutions Business: 160 clinical and commercial programs 60+ years of experience in manufacturing of oncology products ISPE 2016 Facility of the Year Award at site of Vicinium manufacture Proven track record with FDA and worldwide regulatory agencies 14

Sesen Bio Corporate Summary • 2019 was a year of tremendous progress and accomplishment • 2020 is poised to be a transformational year for Sesen Bio • There remains a huge unmet medical need for patients with NMIBC 15

Appendix - Table of Contents Section Slide number Patient Journey 17-18 Unmet Medical Need 19-24 Dual Mechanism of Action 25-27 Regulatory 28-32 Clinical Data 33-52 Commercial Opportunity 53-60 Manufacturing & Supply Chain 61-65 Intellectual Property 66-67 16

Appendix Patient Journey 17

Patient surveys have shown that the experience of those with bladder cancer is one of the poorest1 Key Drivers of Poor Patient Journey in Bladder Cancer vs. Average Experience Among 5 Most Common Cancers2 90 86 80 75 72 68 70 65 60 50 47 40 30 % of Patients Patients of % Experience Had Who 20 10 0 Most CommonCategory Bladder 1Most Common Category Bladder 3Most Common Category Bladder 2 Cancers Cancer Cancers Cancer Cancers Cancer Treatment Options Doctor/Patient Interaction Patient Support Programs3 1Cancer Patient Experience Survey 2011/12. Department of Health. N=71,793. https://www.quality-health.co.uk/resources/surveys/national-cancer-experience- survey/201112-national-cancer-patient-experience-survey-1/201112-national-cancer-patient-experience-survey-reports/495-cancer-patient-experience-survey- national-report-2011-12/file. 2Most common cancers include breast, lung, prostate, colorectal, and skin cancers. SEER Database. 18 https://seer.cancer.gov/statfacts/html/urinb.html. 3Includes self-help groups and financial assistance.

Appendix Unmet Medical Need 19

Significant Unmet Medical Need in NMIBC Only 3 products have ever been approved by the FDA for NMIBC Product FDA Approval Additional Product Information Thiotepa 1959 Rarely used in current treatment regimens BCG* 1989 (Tice) Recommended first line treatment Valstar 1998 Used only when radical cystectomy is contraindicated Source: National Institute of Health. Development of Systemic and Topical Drugs to Treat Non-muscle Invasive Bladder Cancer. Jarow et. al. 2015. 20 *Note: BCG Connaught strain was approved in 1990 and supply withdrawn from the US market in 2012.

Carcinoma in situ: the most difficult form of NMIBC to treat Carcinoma in situ vs. Normal Bladder Lining: Clinical Trial Implications: • Field change disease often involving the entire bladder lining that is very difficult to treat • Failed on two or more courses of BCG, which is the gold standard for treatment of high- risk NMIBC • Rigorous local and independent central review of all urine cytology and biopsy samples Normal inner • Complete response definition (Carcinoma in situ) lining means that the bladder is completely cancer-free at each timepoint Note: Diagram is for illustrative purposes 21

Radical cystectomy remains recommended treatment option after BCG failure

60-70% lifetime risk of cystectomy associated with NMIBC[1]

- Long, complex surgical procedure (10+ hours)
- Significant rates of morbidity (30-60% within 90 days) and mortality (2-9% within 6 months)[2]
  - 64% complication rate within 90 days[3]
  - ~35% of patients require ER visits and 26% require readmission[3]
  - Additional complications can occur as most patients with NMIBC are elderly and often have co-morbidities
- Tremendous impacts to patient quality of life
  - Life following radical cystectomy requires catheterization and urinary diversion

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[1]Aldousari, S. Can Urol Assoc. J. 2010 Feb. [2]Steinberg P. Expert Rev Anticancer Ther. 2012. [3]Falchook, A. *Bladder Cancer: Mortality, Morbidity, and QoL After Treatment.* 2014.

22

Our Phase III data suggests Vicinium is cystectomy-sparing by significantly delaying or avoiding cystectomy for patients Your Bladder: A Hero Organ Radical Cystectomy: Life-Altering Surgery Self-controlled storage organ in Often a 10 hour or longer surgery the body In women, removal of the entire Holds urine for release so the bladder includes removal of the body is not exposed to harmful uterus, fallopian tubes, ovaries and toxins and waste cervix, part of the vaginal wall, and surrounding tissue Part of the urinary system; partners with lungs, skin, and In men, removal of the entire bladder intestines to keep chemicals and includes removal of the prostate, water in the body balanced and seminal vesicles, and surrounding healthy tissue Integrated with male and female Radical cystectomy requires life-long reproductive systems catheterization and urinary diversion 2018 FDA Guidance: The goal of therapy in patients with BCG-unresponsive NMIBC is to avoid cystectomy 23 Sources and Additional Information: Bladder Cancer Advocacy Network (BCAN). Bladder Removal Surgery. May 2017.

Latest global BCG shortage expected to last through 2020

2012	2013	2014	2015	2016	2017	2018	2019	2020
Sanofi suspends production of BCG Connaught strain during facility renovations		Merck announces shortages of BCG Tice strain			Sanofi discontinues all global production of BCG Connaught strain		Merck announces supply constraints of BCG Tice strain expected to last throughout 2020	

BCG Shortage Current Events:

- Since 2012, Merck has been the sole supplier of BCG in the US and the majority of countries worldwide.
- Merck has changed its TICE BCG distribution strategy, now allocating exclusively to distributors and wholesalers based on product supply and historical purchasing patterns.
- Merck anticipates this global supply constraint to continue throughout 2020.
- Prominent groups such as AUA, BCAN, and the LUGPA are advocating with the FDA and payers to find solutions.
- The AUA has issued updated guidance for high-risk NMIBC to maximize patient care, including decreased dosing, delayed maintenance therapy, first line use of alternative therapies, and earlier surgical intervention via radical cystectomy.

Sources and Additional Information:
Wall Street Journal. *Sanofi to Stop Production of Bladder Cancer Drug BCG.* Peter Loftus. 2016.
https://www.auanet.org/practice-resources/bcg-info/bcg-shortage-notice
https://www.bcan.org/2019-bcg-shortage-bladder-cancer/

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Appendix Dual Mechanism of Action 25

Vicinium is Highly Differentiated and has a Dual Mechanism of Action • Fusion protein consisting of an antibody fragment and a cytotoxic payload • Small size facilitates tumor penetration and greater drug delivery • Selectively targets cancer cells while generally sparing healthy cells • Inhibits protein synthesis and kills both rapidly proliferating and slow-growing cancer cells • Effective against multi-drug resistant cancer cells Dual MoA Selectively targets EpCAM to Immunogenic cell death activates destroy cancer cells by a T cell-mediated immune immunogenic cell death response to attack the tumor 26

The high somatic mutation rate in bladder cancer may lead to a better response to agents such as Vicinium that may stimulate T cell-mediated immune activation driven by neoantigens 27 Adapted from Zahir et al. Nature Medicine, 2017

Appendix Regulatory 28

Our long-term relationship with the agency has allowed us to shape our nonclinical and clinical program in alignment with FDA guidance 2018 FDA Guidance Vicinium Clinical Program • Conduct nonclinical studies to assess toxicity in animal models • Conduct nonclinical studies to demonstrate anti-tumor activity • Conduct nonclinical studies to determine optimal dose and schedule • Examine anti-tumor activity and optimal dose schedule in early phase clinical trial • Papillary cohort endpoint of recurrence-free survival (time to event endpoint) • CIS studied in single-arm trial with CRR & DoR as primary endpoints • Papillary cohort not in primary efficacy endpoint • Prefer intravesical vs. systemic • Specifically define trial entry criteria • Definition of BCG-unresponsive disease • 2004 WHO classification for tumor grading • Central pathology review of biopsy tissue and urine cytology • Collect data on patients’ previous anti-cancer therapies • Enroll patients who reflect clinically relevant patient population • Optimize risk-benefit balance with dose selection • Definition of CRR • Collect time to cystectomy data • Lower bound of 95% confidence interval rules out clinically unimportant CRR • Nonclinical studies to determine need for evaluation of systemic toxicity • Consistent efficacy and safety data across Phase I, II and III trials Source: FDA Guidance: BCG-Unresponsive Non-muscle Invasive Bladder Cancer: Developing Drugs and Biologics for Treatment Guidance for Industry, February 2018. 2929 CRR, Complete Response Rate; DoR, Duration of Response; BCG, bacillus Calmette-Guérin; WHO, World Health Organization.

Vicinium demonstrates a strong benefit-risk profile in our Phase III Trial Efficacy Surrogate Time to Health Endpoints Cystectomy Outcomes Benefit Risk : Safety and Tolerability Selectively targets cancer cells while generally avoiding healthy cells Favorable profile relative to BCG, Valstar, checkpoint inhibitors No dose or age-related increase in AEs Intravesical administration 2018 FDA Guidance: The approval of a marketing application is based on a favorable risk-benefit assessment Phase III clinical trial is an open-label, multicenter, single-arm Phase III registration trial for the treatment of high-risk NMIBC patients who are designated to be BCG-unresponsive after adequate 30 treatment with BCG. Adequate BCG is defined as at least two courses of BCG with at least five doses in the first course and two in the second. Preliminary data as of May 29, 2019 data cut.

Initiation of Vicinium BLA submission under Rolling Review on December 6, 2019 Oncology Products Reviewed by FDA 2006 - 2015 Phase Probability of Approval Products at end of Phase I 5% Products at end of Phase II 8% Products at end of Phase III 33% Products with BLA Submission 82% As part of a comprehensive analysis done for the Biotechnology Innovation Organization (BIO), a total of 9,985 clinical and regulatory phase transitions (phase advancement or development suspension) were recorded and analyzed from 7,455 development programs, across 1,103 companies. 31 Sources: FDA applications for oncology products 2006 – 2015. Thomas D.W. et al., Clinical development success rates 2006-2015. 2016. Bio, BioMedTracker and Amplion.

Key Elements of BLA Submission for Vicinium

We initiated our BLA submission under Rolling Review on December 6th and believe this significantly de-risks the regulatory path to approval

Module 1

- General corporate information
- Patent information and exclusivity
- Waivers
- Draft Label
- Risk management plan

Expected to be submitted in 2020:

- Draft carton and container labels
- Promotional materials

Module 2

- Introduction to summary
- Quality overall summary
- Non-clinical overview
- Clinical overview
- Non-clinical written and tabulated summaries
  - Pharmacology
  - Pharmacokinetics
  - Toxicology
- Clinical summaries
  - Biopharmaceutical studies
  - Pharmacology studies
  - Clinical Efficacy
  - Clinical Safety

Module 3

- Drug substance
  - Manufacturer
  - Facility information
  - Batch records
  - Validation Master Plans
- Drug product
  - Manufacturer
  - Facility information
  - Batch records
  - Validation master plans

Expected to be submitted in 2020:

- Drug substance PPQ data
- Drug product PPQ data
- Analytical comparability study
- Analytical method validation

Module 4

- 24 Non-clinical studies
- 30 Non-clinical reports
  - Pharmacology
    - 19 reports
  - Pharmacokinetics
    - 4 reports
  - Toxicology reports
    - 7 reports

Module 5

- List of clinical studies
- Phase 1, 2 and 3 Clinical Study Reports
- Integrated Summary of Efficacy
- Integrated Summary of Safety
- Case Report Forms

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Appendix Clinical Data 33

PIII Phase III Trial: Patient Demographics All Cohorts COHORT 1 COHORT 2 COHORT 3 CHARACTERISTICS CIS that was refractory or CIS that recurred >6 Papillary tumors (without recurred within 6 months CIS) that were refractory of adequate BCG adequate BCG or recurred within 6 months of adequate BCG Total patients enrolled 86 7 40 Evaluable patients at 3-months 86 7 40 Evaluable patients at 6-months 86 7 40 Evaluable patients at 9-months 86 7 40 Evaluable patients at 12-months 86 7 40 Mean age (years) 73 67 75 Males/Females 63/23 6/1 34/6 Mean prior treatment for NMIBC BCG cycles (courses) 3 (range 2-13) 3 (range 2-13) BCG cycles (instillations) 16 (range 8-45) 15 (range 7-48) Intravesical chemotherapy 1 (range 0-23) 1 (range 0-6) TURBT 4 (range 0-28) 4 (range 0-10) TURBT: transurethral resection of bladder tumor 34 Note: Data are as of May 29, 2019 data cut

PIII
All Cohorts

We believe the totality of Phase III data suggest a strong benefit-risk profile

Endpoint	How Endpoint is Measured	Results
Complete Response Rate (CRR) Primary Endpoint CIS patients	Defined as the proportion of patients who show no evidence of high-risk disease, or disease progression (e.g., T2 or more advanced disease).	• 40% CRR at 3 months • Lower bound of 95% CI rules out clinically unmeaningful CRR • Higher complete response rate in patients receiving less BCG
Duration of Response (DoR) Primary Endpoint CIS patients	Defined as the time from complete response to treatment failure.	• 52% duration of 9 months (12 months of therapy) • 39% duration of 15 months or greater (18 months of therapy) • The longer the CR, the higher the probability of remaining disease-free
Time to Disease Recurrence Secondary Endpoint Papillary patients	Defined as the time from the date of first dose of study treatment to treatment failure.	• Median time to recurrence is 402 days • 50% probability of remaining recurrence-free for 12 months • 37% probability of remaining recurrence-free for 24 months or greater
Time to Cystectomy (TtC) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to surgical bladder removal.	• Average patient is cystectomy-free for 930 days • Responders have an 88% probability of remaining cystectomy-free at 3 years • Average responder remains cystectomy-free for 1,035 days vs 631 days for non-responders
Progression-Free Survival (PFS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to disease progression (e.g. T2 or more advanced disease) or death as a first event.	• 96% of patients are progression-free at 12 months • 90% of patients are progression-free for 24 months or greater • Median PFS has not been reached
Event-Free Survival (EFS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to treatment failure or death as a first event.	• 29% of patients are event-free at 12 months • 22% of patients remain event-free at 18 months • 21% of patients remain event-free for 24 months or greater
Overall Survival (OS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to death from any cause.	• Overall survival is 98% at 12 months • Overall survival is 96% for 24 months or greater • Median OS has not been reached
Safety Secondary Endpoint All Cohorts	Full review of all safety data from Phase III	• 2% treatment-related SAEs • 4% treatment-related Grade 3-5 AEs • Increased dosing in Phase III did not increase severity of AEs
Tolerability Secondary Endpoint All Cohorts	Full review of all tolerability data from Phase III	• AEs generally low grade • Low rate of discontinuations for AEs • No age-related increase in AEs

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Additional Vicinium Clinical Data

PII & PIII
CIS Patients

Preliminary Phase II vs. Phase III Complete Response Rate		
Time Point	**Phase II Pooled CRR (95% Confidence Interval)**	**Phase III Pooled CRR (95% Confidence Interval)**
3-months	40% (26%-56%)	40% (30%- 51%)
6-months	27% (15%-42%)	28% (19%-39%)
9-months	18% (8%-32%)	21% (13%-31%)
12-months	16% (7%-30%)	17% (10%-26%)

Dosing:

Phase II:

Cohort 1: 6 weekly induction doses, 6 weeks off; if a CR is achieved, proceed to maintenance dosing consisting of three cycles of 3 weekly doses, followed by 9 weeks off; those with residual disease at 3 months had option of to start maintenance or receive a second induction course.

Cohort 2: 12 weekly induction doses; if a CR is achieved, proceed to maintenance dosing consisting of three cycles of 3 weekly doses, followed by 9 weeks off.

Phase III:

Biweekly induction doses for 6 weeks followed by weekly dosing for 6 weeks; if a CR is achieved, proceed to maintenance of every other week dosing for 2 years total.

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Note: Phase III data are as of May 29, 2019 data cut

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Phase III Trial: Evaluable Patient Data Tables by Cohort for Carcinoma *in situ*

PIII
CIS patients

Cohort 1 (n=82) Complete Response Rate		
Time Point	Evaluable Patients	Complete Response Rate (95% Confidence Interval)
3-months	n=82	39% (28%-50%)
6-months	n=82	26% (17%-36%)
9-months	n=82	20% (12%-30%)
12-months	n=82	17% (10%-27%)

Cohort 2 (n=7) Complete Response Rate		
Time Point	Evaluable Patients	Complete Response Rate (95% Confidence Interval)
3-months	n=7	57% (18%-90%)
6-months	n=7	57% (18%-90%)
9-months	n=7	43% (10%-82%)
12-months	n=7	14% (0%-58%)

Response-evaluable population includes any modified intention-to-treat (mITT) subject who completed the induction phase
Note: Data are as of May 29, 2019 data cut

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Complete and Partial Response: In our Phase II clinical trial, 83% of PII patients had a complete or partial response CIS Patients 3-Month Response 40% of patients had a complete response Start of Treatment with 43% of patients had a partial response Vicinium 17% of patients had no response *Note: Data are from Phase II clinical trial, n=45 (40% of patient had a complete response at 3 months; 60% of patients did not have a complete response and, of those, 71% of patients had a partial response). Partial response, as measured by bladder mapping, is defined by non-complete response patients who had either a reduction in tumor size or did not experience an 38 increase in bladder area affected. Bladder mapping was not done as part of the Phase III trial, therefore partial response data are not available.

Duration of Response: 52% of CIS patients who had a complete response at PIII 3 months remained disease-free for a total of 12 months after starting CIS Patients treatment Median Duration of Response is 287 days (95% CI, 154-NE* days) (9.4 months)** 100 KM Estimate 80 X Censored 95% CI 60 52% 39% 40 % of Patients with Complete Response Complete with Patients % of 20 0 3 6 9 12 15 18 21 At time of first CR (90 days) Time after first CR (months) KM Evaluable 36 35 21 16 13 10 6 4 Patients: Duration of response: defined as the time of complete response to treatment failure. *Not Estimable, the upper bound for the 95% confidence interval has not reached the median. **Note: Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2. Median duration of response for the primary endpoint, Cohort 1 (n=86) is 273 days (95% CI=122-NE), and 39 duration of response for Cohort 2 (n=7) is 290 days (95% CI=167-NE), based on the Kaplan-Meier method.

Duration of Response: The longer you have a complete response, the PIII higher the probability of remaining cancer-free CIS Patients Probability of Maintaining Complete Response (CR) for at Each time point a CR is confirmed, the probability of Least One Additional Year* maintaining a CR increases 11/14 responders at CR at 74% 12 months are still 12 months active on trial or remained CRs at 2 years CR at 9 months 61% End of trial CR at 6 months 56% Individual CIS patients CIS Individual CR at 3 months 42% Patients still on treatment (n=7) Patients with CR at 2 Day 0 17% years of treatment (n=5) 0% 20% 40% 60% 80% 3 6 9 12 15 18 21 At time of first CR Time after first CR (months) Probability of CR for Additional 12 months (90 days) Duration of response: defined as the time from complete response to treatment failure. 40 *Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2.

Duration of Response: Vicinium is generally more efficacious in CIS patients PIII treated with less BCG CIS Patients The BCG shortage may cause a new normal wherein patients receive less BCG 100 Legend: 7-9 BCG instillations 80 X Censored 60 Median 40 20 % of Patients with Complete Response Complete with Patients of % 0 3 6 9 12 15 18 21 At time of first CR Time after first CR (months) (90 days) KM Evaluable Patients 7 – 9 BCG Instillations: 7 7 5 4 4 2 2 2 KM Evaluable Patients 29 28 15 13 9 8 4 2 Duration of response: defined as the time of complete response to treatment failure. 41 *Note: Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2.

Time to Disease Recurrence: For high-risk papillary patients who were PIII Papillary treated with Vicinium, 50% are disease-free at 1 year Patients Median time to recurrence is 402 days per Kaplan-Meier estimate (13.2 months) 100 Legend: 80 KM Estimate X Censored 95% CI 60 50% 40 37% % of Patients Recurrence-Free Patients of % 20 0 0 3 6 9 12 15 18 21 24 Time on treatment (months) KM Evaluable 40 27 23 18 16 12 10 8 4 Patients: 2018 FDA Guidance: Sponsors can include patients with completely resected lesions and no evidence of CIS in these single-arm trials but should not include them in the evaluation of the primary efficacy endpoint. Time to disease recurrence: defined as the time from the date of the first dose of study treatment to treatment failure. Median time to disease recurrence 95% confidence intervals are 170 – Not estimable (NE) days. Not estimable means the upper bound for the 95% confidence interval has not reached the median. 42 Note: Data reflect results of patients in cohort 3 (n = 40) with high-grade Ta or T1 tumors (without Carcinoma in situ) that recurred within 6 months of adequate BCG.

PIII Recurrence-free Rate: 42% of patients remain disease-free after one year Papillary Patients Recurrence-free Rate (Papillary patients) Time Point Evaluable Patients RF Rate (95% Confidence Interval) 3-months n=38 71% (54%-86%) 6-months n=38 58% (41%-74%) 9-months n=38 45% (29%-62%) 12-months n=38 42% (26%-59%) Recurrence-free rate: defined as the percentage of patients that are recurrence-free at the given assessment time point. Response-evaluable population includes any modified intention-to-treat (mITT) subject who completed the induction phase 43 Note: Data are as of May 29, 2019 data cut

Time to Cystectomy: >75% of patients remain cystectomy-free for at PIII All Cohorts least 2.5 years No patient on treatment progressed to metastatic disease 100 80 60 Median 40 Legend: KM Estimate 20 X Censored % of Patients Cystectomy-Free Patients of % 95% CI 0 0 3 6 9 12 15 18 21 24 27 30 33 Time on treatment (months) KM Evaluable 133 127 113 100 86 60 49 37 29 15 10 5 Patients: 2018 FDA Guidance: The goal of therapy in patients with BCG-unresponsive NMIBC is to avoid cystectomy. Time to cystectomy: defined as the time from the date of first dose of study treatment to surgical bladder removal. Data reflected consist of patients from all cohorts 1, 2 & 3 (n=133). Note: Average time to cystectomy from transurethral resection of bladder tumor (TURBT) for NMIBC patients with high-risk papillary disease in Europe is ~105 days (National Institute of Health, Timing of radical cystectomy in Central Europe - multicenter study on factors influencing the time from diagnosis to radical treatment of bladder cancer patients, Poletajew S, et al., 2015.) Additional FDA guidance states that although delay in radical cystectomy is considered a direct patient benefit, the variations in patient and health care provider preferences can confound the 44 interpretation of this endpoint in randomized trials and particularly in single-arm trials. Nevertheless, sponsors should collect these data, which may provide supportive evidence of effectiveness.

Time to Cystectomy: Responders have an 88% probability of remaining PIII cystectomy-free 3 years after starting treatment All Cohorts The average responder remains cystectomy-free for 1,035 days vs 631 days for non-responders 100 Statistically significant difference for 80 responders vs. non-responders: p = < 0.001 60 Median Legend: 40 Responders Non-responders % of Patients Cystectomy-Free Patients of % 20 X Censored 0 0 3 6 9 12 15 18 21 24 27 30 33 36 Time on treatment (months) KM Evaluable 63 63 63 58 52 39 34 27 23 13 9 4 2 Responder Patients: KM Evaluable Non- 70 64 50 42 34 21 15 10 6 2 0 0 0 responder Patients: 45 Time to cystectomy: defined as the time from the date of first dose of study treatment to surgical bladder removal. Data consist of patients from all cohorts (n=133).

Time to Cystectomy: Responders have an 88% probability of remaining PIII cystectomy-free 3 years after starting treatment All Cohorts 2018 FDA Guidance: The goal of therapy in patients with BCG-unresponsive NMIBC is to avoid cystectomy. • The average responder remains cystectomy-free for 1,035 days vs 631 days for non-responders (p = < 0.001) • No patient on treatment progressed to metastatic disease • We hypothesize that based on the state of the bladder, the Urologist decides whether a patient should go on additional treatment when they do not have a complete response to Vicinium. Patients who went on treatment post-Vicinium may represent those who had a partial response to Vicinium*, and this subgroup was approximately 4-fold less likely to go to cystectomy compared to patients who did not receive additional therapy. Patients undergoing cystectomy (%) Non-responders (n=56) 32% Responders (n=63) 10% Post-Vicinium No post-Vicinium treatment (n=33) treatment (n=23) 15%* 57% *In Phase 3, bladder mapping was not utilized, thus partial responses were not assessed. In Phase 2, 43% of patients treated with Vicinium experienced a partial response, as measured by 46 bladder mapping. Refer to slide 38 in the appendix for more information.

Key Survival Endpoints: Early survival data are encouraging regarding health outcomes for patients treated with Vicinium

PIII
All Cohorts

Progression-Free Survival	
Time Point (Evaluable Patients)	Progression-Free Survival (95% CI)
6-months (52)	99% (97%-100%)
12-months (25)	96% (90%-100%)
18-months (11)	90% (76%-100%)
24-months (5)	90% (76%-100%)

Event-Free Survival	
Time Point (Evaluable Patients)	Event-Free Survival (95% CI)
6-months (128)	40% (31%-48%)
12-months (121)	29% (21%-37%)
18-months (114)	22% (15%-30%)
24-months (102)	21% (13%-28%)

Overall Survival	
Time Point (Evaluable Patients)	Overall Survival (95% CI)
6-months (122)	99% (98%-100%)
12-months (106)	98% (96%-100%)
18-months (68)	96% (92%-100%)
24-months (40)	96% (92%-100%)

Progression-free survival: defined as the time from the date of first dose of study treatment to disease progression (i.e. T2 or more advanced disease) or death as a first event.
Event-free survival: defined as the time from the date of first dose of study treatment to treatment failure or death as a first event.
Overall survival: defined as the time from the date of first dose of study treatment to death from any cause.
Note: Data consist of patients from all cohorts (n=133).

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Safety and Tolerability: Our Phase II and Phase III clinical trials are highly consistent for safety and tolerability

PII & PIII
All Cohorts

Increased dosing and duration of exposure does not appear to lead to an increase in incidence or severity of AEs

Treatment-related serious adverse events reported:

- Phase II Clinical Trial: 6 SAEs reported, none determined to be related to treatment by the investigator.
- Phase III Clinical Trial: 3 patients reported 4 events including grade 4 cholestatic hepatitis, grade 5 renal failure[1], grade 3 acute kidney injury[2], and grade 2 pyrexia.

Category	Phase II Patients (%)	Phase III Patients (%)
Any AE	43 (94%)	117 (88%)
Grade 3-5 AEs	9 (20%)	29 (22%)
Treatment-related AEs	30 (65%)	66 (50%)
Treatment-related Grade 3-5 AEs	3 (7%)	5 (4%)
Any SAE	6 (13%)	19 (14%)
Treatment-related SAEs	0 (0%)	3 (2%)
Discontinuations due to AEs	0 (0%)	4 (3%)

Vicinium Treatment Exposure:

Average Instillations per Patient	12	27
Average Duration of Exposure (days)	189	240

[1]90-year-old man started the trial Mar. 2016. In May 2016, admitted for renal failure and started dialysis. Two weeks later, patient opted to discontinue dialysis, entered hospice and died in June 2016. Case reported to DSMB, FDA and Health Canada. [2]74-year-old man started the trial Nov. 2016. In Dec. 2016, admitted for acute kidney injury. In 2017, protocol amended to enhance monitoring, and educated investigators. No new serious related renal events since.

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Safety and Tolerability: No age-related increase in adverse events in our PIII Phase III trial All Cohorts The average patient in the VISTA trial was ~74 years old Adverse Events 10 9.0 Treatment-related Adverse Events 7.9 8 7.5 6 4 3.0 2.1 2 1.6 0 54-69 70-79 80+ (n=40) (n=57) (n=36) Age (years) Note: Data consist of patients from all cohorts 1, 2 & 3 (n=133). 49 Mean AEs for all patients: 8.1 (range 0-54), Mean treatment-related AEs for all patients: 2.2 (range 0-51).

3-month complete response rate data from different clinical trials Please use caution when drawing comparisons across different clinical trials Vicinium 3-month CRR Keytruda 3-month CRR 60 60 U.S. Patients1 Overall1 Overall3 53% U.S. Patients3 50 51% 50 51% 48% 40 40% 41% 40 41% 32% 31% 30 30% 29% 30 CRR(%) CRR(%) 20 20 20% success criterion for the primary hypothesis test2 20% success criterion for the primary hypothesis test2 16% 10 10 0 0 1Data are as of May 29, 2019 data cut from the Phase III VISTA trial 3Advisory Committee Briefing Document and presentation slides for pembrolizumab for NMIBC (PEMBROLIZUMAB-P057V01MK3475). December 17, 2019. 2To demonstrate a clinically meaningful response, per Keytruda ODAC presentation slides and panel discussion on December 17, 2019. CRR: complete response rate CRR data from each trial are for CIS patients only 50 95% confidence intervals determined using exact binomial method (Clopper Pearson)

Reference data from different clinical trials

Please use caution when drawing comparisons across different clinical trials

Vicinium	
3 month CRR (Overall)	40%[1]
3 month CRR (US only)	41%[1]
12 month CRR	17%[1]
18 month CRR	12%[1]
Treatment-related Grade 3-5 AEs	4%[1]
Discontinuation due to an AE	3%[1]
Mode of Administration	Intravesical
Administered By	Urologist
Proposed indication: NMIBC sub-type	CIS + pap
Proposed indication: restrictions	None

[1]Data are as of May 29, 2019 data cut from the Phase III VISTA trial

Keytruda	
3 month CRR (Overall)	41%[2]
3 month CRR (US only)	31%[2]
12 month CRR	20%[2]
18 month CRR	13%[2]
Treatment-related Grade 3-5 AEs	13%[3]
Discontinuation due to an AE	10%[2]
Mode of Administration	Intravenous
Administered By	Medical Oncologist
Approved indication: NMIBC sub-type	CIS
Approved indication: restrictions	Ineligible for or refuse cystectomy

[2]Advisory Committee Briefing Document and presentation slides for pembrolizumab for NMIBC (PEMBROLIZUMAB-P057V01MK3475). December 17, 2019.
[3]de Wit et al. Pembrolizumab for Patients with High-Risk Non–Muscle Invasive Bladder Cancer Unresponsive to Bacillus Calmette-Guérin: Updated Follow-Up From KEYNOTE-057. 2019 ASCO Annual Meeting poster.

Note: complete response data from each trial are for CIS patients only

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Pipeline of Targeted Therapies We believe there is strong scientific rationale for Vicinium in combination with checkpoint inhibitors. Vicinium in combination with AstraZeneca’s anti-PD-L1, Imfinzi (durvalumab), is being evaluated in a Phase 1 study run by the National Cancer Institute. We have deferred further development of Vicinium for the treatment of SCCHN and VB6-845d in order to focus our efforts and our resources on our ongoing development of Vicinium for the treatment of high-risk NMIBC. We are also exploring collaborations for Vicinium for the treatment of SCCHN, and VB6-845d. 52 ETA, exotoxin A; IO, immuno-oncology agent

Appendix Commercial Opportunity 53

Virtuous Cycle: High possibility that all three key segments are advocates & take action Physicians (Ancillary HCPs) Patients Payers (Caregivers/ Encourage use of Vicinium before RC (Private/ families) public) Advocate for product reimbursement Sources: Sesen Bio internal market research: Patient Journey Insights, Blue Print qualitative study May 2018, n=24; Sesen Market Opportunity, Monitor Deloitte qualitative and quantitative (n=34) study October 2018; Community Urologist in-depth interviews (IDIs), October 2018, n=5; Sesen Bio Qualitative Market Research Urologist/KOL IDIs February 2019, n=11. Sesen Bio Qualitative Market Research Urologist IDIs June 2019, n=30. 54 Note: RC= Radical Cystectomy

Safety, MOA and efficacy are all key drivers in intent to prescribe for high- prescribing Urologists Physician Intent to Prescribe Key Drivers of Physician Intent to Prescribe After reviewing the data, high-prescribing Urologists state they would prescribe Vicinium to 10 8.8 9 8.6 8.5 8 Would 7 Prescribe Would Not 6 Prescribe 5 ~84% 4 3 2 Average Scores (10 = very interested) very Average= Scores(10 1 of their patients 0 Safety & Tolerability MOA Efficacy n=30 n=29 n=30 55 Source: Sesen Bio Qualitative market research, Urologist IDIs June 2019, n = 30.

High-prescribing Urologists recognize the significant value across safety, MOA and efficacy “This is another bladder intravesical treatment available with an even lower risk of side effects than BCG and has a greater ability to prevent recurrence.” Safety & Tolerability “…the fact that it is specifically targeted towards cancer cells makes it seem as if potential adverse events that we would see with BCG would be much less likely with this product.” “It's a very directed therapy that targets the cancer cells... if you look at the clinical efficacy, it is certainly impressive in terms of the various outcomes.” Mechanism of Action “It’s a therapy that is enhancing your own immune system through cellular mediation, T cellular mediation, to attack the cancer cells and not injure the healthy cells.” “The things to me that were most impressive is that [the] efficacy data is reflecting patients who have already failed traditional therapy. So you’re taking the worst Efficacy possible patients and still showing significant efficacy…” “After patients have failed two courses of BCG, we have Valstar, but the data isn't even anywhere close to this data…” 56 Source: Sesen Bio Qualitative market research, Urologist In-depth Interviews (IDIs) June 2019, n = 30.

Addressable Market (US)


Annual Volume
~80K[1]
Patients diagnosed with bladder cancer
Patients diagnosed with NMIBC
Patients with high-risk NMIBC:
Papillary: ~80%[2]
CIS: ~20%[2]
Patients where BCG has failed or disease recurred
Patients with access to branded treatment
Patients treated with Vicinium in Year 1
Patients treated with Vicinium in Year 2
~75% - 85% of bladder cancer diagnoses are NMIBC[2]
~40% - 50% of NMIBCs are high-risk[3]
~50% - 90% of BCG treatments fail or disease recurs[4]
~75% - 90% have access to branded treatment[5]
~45% - 85% of patients would be treated with Vicinium[6]
Average patient receives ~28 doses of Vicinium in Year 1[7]
Average patient receives ~8 doses of Vicinium in year 2[7]

Sources:
[1]National Cancer Institute, SEER Cancer Stat Facts: Bladder Cancer, 2019. [2]Anastasiadis et al. Therapeutic Advances in Urology, 2012. [3]Aldousari, S. et al (2010). Update on the management of non-muscle invasive bladder cancer. *Can Urol Assoc J*, 4(1), 56-64. [4]Memorial Sloan Kettering Cancer Center. *Bladder Cancer Management After BCG Failure*. 2014. [5]ClearView Analysis March 2019. [6]Sesen Bio Qualitative market research, Urologist IDIs June 2019 n = 30. [7]Phase III trial data as of May 29, 2019 data cut.

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Pricing and Reimbursement (US)



Price Reference
(Annual Cost)[1]
$200K
$150K
$100K
$50K
$0K
CI 3
CI 2
CI 1
Price Range of Checkpoint Inhibitors (CIs) for Urothelial Carcinoma



Payer Management Responses to Pricing[2]
Proportion of Payers
100%
50%
0%
$30 K
$60 K
$90 K
$150 K
Key:
Unrestricted Coverage
PA to Label
PA to Trial
Risk of Step Edit*
Not on Formulary

Sources:
[1]Center for Medicare and Medicaid Services (CMS) Average Selling Price (ASP) Price List. CI price benchmarks are based on Keytruda, Opdivo and Tecentriq (Pricing as of Jan. 1, 2020).
[2]Payer Interviews, ClearView Analysis, n=10, March 2019.

*Note: Payers cited a possibility of using a step edit, but could not be certain, as the ability to use a step edit is new to their organization's Medicare Advantage medical benefit.
PA = Prior Authorization

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We estimate the OUS opportunity for Vicinium is 2-3 times larger than the US

Geography	Est. Incidence Relative to U.S.[1]	Est. Price Relative to U.S.[2]
EU5	1.2 – 1.4	0.50 – 0.71
Japan	0.4 – 0.6	0.60 – 0.70
Rest of Europe (Not including EU5)	1.0 – 1.2	0.60 – 1.10
North America (Not including U.S.)	0.1 – 0.3	0.55 – 0.70
South America	0.2 – 0.4	0.50 – 1.00
Asia (Not including Japan)	1.6 – 1.8	0.40 – 0.60
Africa	0.3 – 0.5	~0.75[3]
Middle East	0.2 – 0.4	1.10 – 1.20
Oceania	0.05 – 0.2	0.55 – 0.70

Sources: Ferlay. Intern. J. Canc. 2015; UN World Population Reports; SEER; GLOBOCAN; RedBook; Lauertaxe; Ameli; NICE; Vademecum; AIFA; NHI; CADTH; ANVISA; CBiP; Danish Medicines Agency; The Pharmaceutical Benefits Scheme; Saudi Food & Drug Authority; South African Medicine Price Registry; FiercePharma; ClearView Analysis. [1]Relative incidence is calculated from total bladder cancer, and does not account for differences in the distribution of patients between NMIBC and MIBC. [2]Pricing multiplier is based on publicly available pricing information; averaged based on ex-manufacturer price of Keytruda and Opdivo, and is likely to vary greatly for each pharmaceutical, and across different countries within each region. [3]South Africa price multiplier was based on Keytruda only, as Opdivo has not yet been priced.

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Only ~1,500 Urologists account for the bulk of NMIBC treatment and are concentrated in group practices allowing for a very efficient commercial model 1 BCG Prescribers2 100% 90% 80% 70% 60% ~1,500 Urologists treat 75% of patients 50% % Patientsof 40% 30% 20% 10% 0% 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2,200 2,400 2,600 2,800 3,000 3,200 3,400 3,600 3,800 4,000 4,200 4,400 4,600 4,800 Prescribers 60 1AUA State of the Urology Workforce and Practice in the United States. 2017. 2Health Verity 2019.

Appendix Manufacturing & Supply Chain 61

Reliable and Inexpensive Manufacturing Process Vicinium is manufactured using a robust, industry-standard microbial expression system The manufacturing process is highly reliable, reducing the risk of supply shortages The manufacturing process is inexpensive, leading to a relatively low cost-of-goods For manufacturing, we have partnered with Fujifilm and Baxter, both world-class contract manufacturers 62

Reliable and Inexpensive Manufacturing Process


Cell Bank
Shake flask
2000 L *E. coli* Production Bioreactor
Centrifugation
(bulk solids removal)
Clarification
(MF for fine solids removal and UF/DF for buffer exchange)
5 Column Purification
1: Q-Sepharose FF
2: Ni²⁺ IMAC
3: Q-Sepharose HP
4: CHT
5: Q-Sepharose HP
(Crude capture)
(Affinity capture, LMW impurities)
(HMW aggregates removal)
(HCP removal)
(Concentration step)
BDS Formulation
(UF/DF for buffer exchange)
DP Fill Finish
(7 mL @ 5mg/mL)

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MF, microfiltration; UF, ultrafiltration; DF, diafiltration; FF, Fast-flow; IMAC, immobilized metal affinity chromatography; HP, High-performance; CHT, ceramic hydroxyapatite; BDS, bulk drug substance; DP, drug product; LMW, low molecular weight; HMW, high molecular weight; HCP, host-cell protein.

Source: Arjune Premsukh, Joelle Lavoie JM, Jeannick Cizeau, Joycelyn Entwistle, Glen MacDonald. Protein Expression Purification. 2011 Jul;78(1):27-37.

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The Comparability Strategy for Vicinium has been accepted by the FDA* Guidance “If a manufacturer can provide assurance of comparability through analytical studies alone, nonclinical or clinical studies with the post-change product are not warranted.”1 Sesen’s analytical comparability plan is comprised of 4 key elements: 1. Analytical Release Testing • Assesses the purity, biological activity and general characteristics of the protein (e.g. purity by HPLC, endotoxin content) 2. Biophysical Characterization • Assesses the structural characteristics of the protein (e.g. Peptide Mapping, Differential Scanning Calorimetry) 3. Forced Degradation Studies • Assesses the degradation pathway of the protein when exposed to stress conditions (e.g. purity by HPLC after temperature and pH extremes) 4. Stability Studies • Assesses the stability of the protein under long-term and accelerated storage conditions (e.g. purity by HPLC after storage at -20°C and 2-8°C) *At the May 20, 2019, Type C CMC meeting, Sesen reached agreement with the FDA on the Analytical Comparability Plan. Subject to final comparability data to be provided in Module 3 of the BLA submission, no additional clinical trials to establish comparability are deemed necessary at this time. 1International Conference on Harmonisation (ICH) Q5E, Comparability of biotechnological/biological products subject to changes in their manufacturing process. 64 HPLC, high performance liquid chromatography.

The Vicinium manufacturing process is much less complicated than that for ADCs Vicinium cGMP manufacturing process producing a single fusion protein Inexpensive Reliable Simple (linear) QA QA Purification Release Fill/Finish Release Bioreactor (Generates Drug (Generates Drug Market Substance) Product) Single cGMP process ADCs: complex (branched) cGMP manufacturing - multiple cGMP processes involving process intermediates QA QA Bioreactor Purification Release Modification Conjugation Purification Release Fill/Finish (Generates Drug (Generates Drug (mAb production) (mAb intermediate) Reaction Reaction Substance) Product) QA QA Release cGMP process #1 Release Linker Design Linker Synthesis Source Cytotoxic cGMP process #2 Cytotoxic Payload cGMP process #3 Market Payload Preparation cGMP process #4 65

Appendix Intellectual Property 66

Vicinium Patent Life Pending Applications Dosing Strategies for Targeting EpCAM positive bladder cancer. If allowed, Stabilized Chimeric Immunoglobulins would expire in 2036 or later. (April 2020 - July 2020) US: 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 Methods of Treating Cancer Using an Immunotoxin (April 2024 - Jun 2025) Potential for 12 years of biologics marketing exclusivity from date (TBD) of first approval* Pending Applications Dosing Strategies for Targeting EpCAM positive bladder cancer. If allowed, Stabilized Chimeric Immunoglobulins would expire in 2036 or later. (Apr 2020) OUS: 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 Methods of Treating Cancer Using an Immunotoxin (Apr 2024) Note: Patent life assessment reflects independent analysis by Hogan Lovells US LLP. 67 *Data exclusivity granted by FDA under the Biologics Price Competition and Innovation Act of 2009 (codified at 42 U.S.C. § 262(k))